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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 1-A
Parts II & III
PART II  OFFERING CIRCULAR
RALLIBOX, INC.
(Name of the issuer)
547 22nd Street
Ogden, UT 84403
Telephone: 720-391-2043
www.rallibox.com
(Full mailing address of the issuer s principal executive offices)
August 21, 2015
(Date of the offering circular)
Common Stock 3,000,000 Shares
Minimum Purchase 500 Shares
See Securities Being Offered on page 7 for complete description and full details.
(Title and amount of securities offered)
Price to public
Underwriting discount
and commissions Proceeds to issuer
Proceeds to other
persons
Per share: $1.00 N/A $1.00 N/A
Total $3,000,000 N/A $3,000,000 N/A
No underwriter or underwriters are involved with this offering,
(The name of the underwriter of underwriters)
See Summary and Risk Factors on page 3.
September 2015
(Approximate date of commencement of proposed ale to the public)
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TABLE OF CONTENTS
Summary and Risk Factors page 3
Dilution page 3
Plan of Distribution and Selling Securityholders page 3
Use of Proceeds to Issuer page 3
Description of Business page 4
Description of Property page 5
Management s Discussion and Analysis of Financial Condition and Results of Operations page 5
Directors, Executive Officers and Significant Employees page 5
Compensation of Directors and Executive Officers page 6
Security Ownership of Management and Certain Securityholders page 7
Interest of Management and Others in Certain Transactions page 7
Securities Being Offered page 7
Part F/S  Financial Statements page 8
Independent Auditors  Report page 10
Balance Sheet page 12
Statement of Operations page 13
Statements of Stockholders  Equity Page 14
Statement of Cash Flows Page 15
Notes to Financial Statements page 16
Part III  Exhibits page 19
Index of Exhibits page 19
Exhibit A: Articles of Incorporation page 20
Exhibit B: Amendment to Articles of Incorporation page 22
Exhibit C: Bylaws page 23
Exhibit D: Subscription Agreement page 27
Exhibit E: Software Service Agreement page 31
Exhibit F: Management Services Agreement page 35
Exhibit G: Testing the Waters Materials page 38
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Summary of Risk Factors
Equity investments in startup business entities are highly speculative and have a significant risk
of loss of capital.
RalliBox, Inc. is a recently formed entity. As such, we have not yet developed a customer base
for our products and services. Our ability to generate revenue will depend upon our ability develop, acquire, and retain a significant customer base.
Our main product and service involves the formation of a cooperative network of online retail merchants (see Description of Business, page 4). Inasmuch as the concept of a cooperative network for online retail merchants is a new innovation, our ability acquire and retain a
significant customer base is dependent on our ability to educate potential customers of the advantages and utility of participating in such a network.
While we will make every effort to protect and defend our intellectual property, potential
competitors may duplicate the general concept of the products and services we are providing.
Our future revenue will be dependent upon the speed with which we can develop a brand, as well
as capturing and holding significant market share.
Dilution
Upon formation of ralliBox, Inc. the sole securityholder, Netherin
Enterprises, LLC, received
12,000,000 shares of common stock through execution of a subscription agreement (See Exhibit
D: Subscription Agreement, page 27). The Subscription Agreement was valued at $240,000;
resulting in an effective stock price of $0.02 per share. The public offering price per share in this offering is $1.00 per share.
Plan of Distribution and Selling Securityholders
No underwriter or underwriters are involved in this offering. No brokers, dealers, or any other party is receiving commissions in connection with the sale of these securities. No securities are offered for the account of security holders. If all of the securities in this offering are not sold, there are no arrangements for the return of funds to subscribers.
Use of Proceeds to Issuer
In accordance with our projections and forecasts, the funds raised will be used as follows:
Consumer Awareness & Marketing $1,000,000
General & Administrative Costs 385,000
Technology Development 1,000,000
Operations 600,000
Repayment of Loans & Advances 15,000
Total Funds Applied $3,000,000
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Description of Business
The principle product and service of ralliBox, Inc. is an internet-based platform which enables users to create and maintain an e-commerce website for retail products.
Through use of this
platform, the inventory owned by any given user is available for the other platform users to list and feature on their individual sites. Users have the capability to choose and list the products
(owned by other users) that enhance the product mix featured on their site.
When a product owned by one user is sold through the site of another user, that product is
shipped by the owner of the inventory. The profit is split by the inventory owner and the seller.
We retain 3% of the proceeds of each sale as a transaction fee. The services we provide are
summarized as follows:
ability for users to create an internet retail website with little or no previous web design skills
hosting of internet retail websites on the internet
ability to upload and maintain database of inventory items owned by individual users
ability to feature products from other platform users on individual users websites
processing of individual website retail purchase transactions
o calculation of applicable sales tax
o calculation of shipping and handling charges
o collection of credit/debit card payments
o issuance of shipping instructions to the inventory owner
o remittance of portion of profit and funds for shipping costs to inventory owner
o remittance of portion of profit and sales tax collected to the seller
o real-time update of inventory database for sales transactions
o processing of chargebacks
o issuance of periodic sales tax reports for inventory sellers to facilitate sales tax filings
We are unaware of any forecasts or projections predicting any decline in e-commerce in the foreseeable future. We are likewise unaware of any disruptive technologies that may immerge and have an adverse effect on our business model.
The software to establish and operate the platform is owned by the current sole securityholder of
ralliBox, Inc. Netherin Enterprises, LLC. Through a licensing agreement (see Exhibit E:
Software Service Agreement, page 31), Netherin Enterprises, LLC provides access the software under a software-as-a-service (SAAS) model. Netherin Enterprises, LLC is required to host, maintain, operate, and update the software.
RalliBox, Inc. does not anticipate having employees. A management agreement with the current
sole securityholder of ralliBox, Inc.  Netherin Enterprises, LLC, (see
Exhibit F: Management
Services Agreement, page 35) covers all management, operational, financial, and marketing
functions. Members of Netherin Enterprises, LLC currently serve as the titular officers and board members of ralliBox, Inc. and receive no direct compensation or remuneration from
ralliBox, Inc. (see Directors, Executive Officers and Significant Employees, page 5).
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Description of Property
RalliBox, Inc. does not anticipate owning or acquiring any plant, property, or equipment. All
personnel providing functional services to ralliBox, Inc. do so under contract (see Exhibit F:
Management Services Agreement, page 35) and work remotely. Therefore, no office facilities will be required in the foreseeable future. We anticipate that the Co-commerce Platform required for operations will continue to be provided under a Software as a Service model (see
Exhibit E: Software Service Agreement, page 31); therefore, we do not anticipate acquiring
servers or computer hardware.
Management s Discussion and Analysis of Financial Condition and Results of Operations
Operating results. As a recently formed entity, ralliBox, Inc. has had no significant operations or transactions since its inception.
Liquidity and capital resources. Management anticipates that the funds raised in this offering
will be sufficient to finance all operational and business development activities until revenues generated from operations provide all required working capital. Due to the nature of business operations (see Description of Business, page 4) when revenue generating activities commence
(anticipated in Spring of 2016) there will be no requirement to finance inventory purchases or other costs of goods available for sale. Based on forecasts and projections, we do not anticipate
incurring any debt.
Plan of Operations. In the 12 months following the commencement of this offering,
management anticipates using the offering proceeds to fund operational, marketing, and business development activities (see Use of Proceeds to Issuer, page 3). Revenue generating activities are anticipated to begin in Spring 2016. Management is of the opinion that the proceeds from
this offering will satisfy its cash requirements. We do not anticipate it will be necessary to raise
additional funds in the next six months to implement the plan of operations. Trend information. As a recently formed entity, there are no significant trends to identify. We
are unaware of any trends, uncertainties, demands, commitments or events (other than those issues addressed in Summary and Risk Factors on page 3) that would be reasonably likely to
have a material effect on the business net sales or revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition. Directors, Executive Officers and Significant Employees
All individuals holding positions with or providing services to ralliBox, Inc. do so by assignment from the current sole securityholder  Netherin Enterprises, LLC. Upon receipt of funds
associated with this offering we anticipate that all individuals will work full-time for ralliBox,
Inc.
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Name Position Age Term of Office
David Kneusel President
Chief Executive Officer
Chairman of the Board of
Directors
25
From inception through first annual shareholders
meeting (anticipated 1st Quarter 2016)
Ronald Kneusel Vice President
Chief Technology Officer
Director 48
From inception through first annual shareholders
meeting (anticipated 1st Quarter 2016)
Kyle Mercer Secretary/Treasurer
Chief Financial Officer
Director 55
From inception through first annual shareholders
meeting (anticipated 1st Quarter 2016)
Family relationships: Mr. David Kneusel is the son of Mr. Ronald Kneusel. Business Experience: Following are descriptions of the business experience of the above-named individuals during the preceding 5 years.
David Kneusel holds an MBA from the University of Utah. Mr. Kneusel is
President and
Founder of Netherin Enterprises, LLC. While serving in the Utah National Guard, Mr. Kneusel functioned as a logistician, providing planning assistance to support brigade level operations;
helping plan the movement of mission critical supplies through a distributed supply network; and
help with the identification of mission tasks and requirements.
Ronald Kneusel holds Masters degrees in Physics (Michigan State U) and Computer Science (U
of Colorado, Boulder) and currently serves as Chief Technology Officer for Netherin
Enterprises, LLC. Mr. Kneusel has served as Principal Software Engineer with Exelis Visual
Information Solutions. Mr. Kneusel has been involved with developing custom scientific data analysis applications and algorithms, and conducting multiple research projects for clients in medical imaging, remote sensing, and machine learning.
Kyle Mercer is a Certified Public Accountant licensed in the State of Utah and currently serves as Chief Financial Officer for Netherin Enterprises, LLC. Mr. Mercer has held the position of
Financial Controller with Upper Limit Aviation, Inc., which holds an FAA Part 135 Certificate for commercial aviation operations, and an FAA Part 141 Certificate to conduct flight school operations. Mr. Mercer has also functioned as owner and sole practitioner of NorthPointe
Accounting and Business Services, a licensed CPA firm providing accounting, tax, and business
services primarily to small businesses.
Compensation of Directors and Executive Officers
The officers and directors of ralliBox, Inc. receive no direct compensation or remuneration from
the issuer. Each officer and director is a member of Netherin Enterprises, LLC currently the
sole securityholder. As such, they are compensated by Netherin Enterprises, LLC as software
licensing fees and management fees are earned by, and paid to, Netherin Enterprises, LLC (see
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Exhibit E: Software Service Agreement, page 31; and Exhibit F: Management
Services
Agreement, page 35).
Security Ownership of Management and Certain Securityholders
Netherin Enterprises, LLC is the sole securityholder of ralliBox, Inc. As such, constructive or
beneficial ownership flows through to the members of Netherin Enterprises, LLC based on their relative ownership percentages.
The following ownership percentages are based on the anticipated completion of contracts currently in place.
Title of Class Name and address of beneficial owner
Amount and nature of
beneficial ownership
Amount and nature
of beneficial
ownership acquirable
Percent
of class
ralliBox, Inc
Common Stock
David Kneusel
547 22nd ST., Ogden, UT 84403
52.99% ownership in
Netherin Enterprises, LLC N/A 52.99%
ralliBox, Inc
Common Stock
Edward Schmalz
632 Tauromee Avenue, Kansas City KS 66103
10.6% ownership in
Netherin Enterprises, LLC N/A 10.60%
ralliBox, Inc
Common Stock
Alex Wentworth
35704 Dee Pl., Freemont, CA 94536
5.3% ownership in Netherin
Enterprises, LLC N/A 5.00%
ralliBox, Inc
Common Stock
Ronald Kneusel
12560 Meade Ct., Bloomfield, CO 80020
10.6% ownership in
Netherin Enterprises, LLC N/A 10.60%
ralliBox, Inc
Common Stock
Joseph Crotty
3320 Gold Ct., Bloomfield, CO 80020
10.6% ownership in
Netherin Enterprises, LLC N/A 10.60%
ralliBox, Inc
Common Stock
Kyle Mercer
109 East South Temple, #3B, SLC, UT 84111
8% ownership in Netherin
Enterprises, LLC N/A 8.00%
ralliBox, Inc
Common Stock
Robert Kneusel
16216 Bridgepark Dr., Lithia, FL 33547
1.91% ownership in
Netherin Enterprises, LLC N/A 1.91%
Interest of Management and Others in Certain Transactions
RalliBox, Inc. has executed two contracts with Netherin Enterprises, LLC  the sole
securityholder (see Exhibit E: Software Service Agreement, page 31; and
Exhibit F:
Management Services Agreement, page 35). Inasmuch as all the officers and directors of
ralliBox, Inc. are members of Netherin Enterprises, LLC (see Directors, Executive Officers and
Significant Employees page 5); they have a direct and material interest in these transactions.
Securities Being Offered
This offering consists of 3,000,000 shares of the issuer s single class of common stock. The minimum number of shares available for purchase by any individual investor is 500 shares.
Holders of these securities participate fully with respect to dividend rights, voting rights, liquidation rights, and preemptive rights; as well as all other rights and liabilities set forth in Title
16 of the Utah Code.
ralliBox, Inc.
Financial Statements for the Period Ended
June 01, 2015
and Independent Auditors  Report
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CONTENTS
Independent Auditors  Report .................................................
.......................................... 3
Balance Sheet ................................................................
................................................... 5
Statement of Operations ......................................................
............................................. 6
Statement of Stockholders  Equity ............................................
........................................ 7
Statement of Cash Flows ......................................................
............................................ 8
Notes to the Financial Statements ............................................
........................................ 9
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510 South 200 West Suite 200  Salt Lake City, Utah 84101  801.531.9100
Fax 801.531.9147 Mail: P.O. Box 2995  Salt Lake City, Utah  84110-2995
INDEPENDENT AUDITORS  REPORT
To the Board of Directors and Shareholders of ralliBox, Inc.
Ogden, Utah We have audited the accompanying financial statements of ralliBox, Inc., (the Company) which comprise the balance sheet as of June 01, 2015 and the related statements of operations, stockholders equity, and cash flows for the period ended June 1, 2015, and the related notes to the financial statements. Management s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material
misstatement, whether due to fraud or error.
Auditors  Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We
conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors judgment, including the assessment of the risks of material misstatement of the financial
statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entitys preparation and fair presentation of the financial
statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entitys internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
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The accompanying notes are an integral part of these financial statements.
5
ASSETS $ -
CURRENT LIABILITIES
Due to related parties (Note 3)70
Total Current Liabilities70
TOTAL LIABILITIES70
STOCKHOLDERS EQUITY
Common stock, no par value, 15,000,000 shares
authorized, 12,000,000 shares issued and outstanding240,000
Stock subscriptions receivable (Note 3)(240,000)
Accumulated deficit(70)
Total Stockholders Equity(70)
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY- $
LIABILITIES AND STOCKHOLDERS EQUITY
Balance Sheet
RALLIBOX, INC.
ASSETS
June 1, 2015
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The accompanying notes are an integral part of these financial statements.
6
REVENUES $ -
OPERATING EXPENSES
General and administrative expenses70
Total Operating Expenses70
LOSS FROM OPERATIONS(70)
LOSS BEFORE INCOME TAXES(70)
INCOME TAX EXPENSE (NOTE 2)-
NET LOSS (70) $
For the Period Ended June 1, 2015
RALLIBOX, INC.
Statement of Operations
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The accompanying notes are an integral part of these financial statements.
7
Stock SubscriptionsAccumulated
SharesAmountReceivableDeficit
Balance, inception on June 1, 2015- - $ - $ - $
Common stock issued for subscriptions receivable12,000,000 240,000 (240,000)
 -
Net loss for the period ended
June 1, 2015- - - (70)
Balance, June 1, 201512,000,000 240,000 $ (240,000) $ (70) $
RALLIBOX, INC.
Statement of Stockholders Equity
For the Period Ended June 1, 2015
Common Stock
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The accompanying notes are an integral part of these financial statements.
8
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss (70) $
Adjustments to reconcile net loss to net
cash provided by operating activities:-
Changes in operating assets and liabilities:
Due to related parties70
Net Cash Provided by Operating Activities-
CASH FLOWS FROM INVESTING ACTIVITIES-
CASH FLOWS FROM FINANCING ACTIVITIES-
NET INCREASE IN CASH AND CASH EQUIVALENTS-
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD-
CASH AND CASH EQUIVALENTS, END OF PERIOD- $
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest- $
Cash paid for taxes- $
RALLIBOX, INC.
Statement of Cash Flows
For the Period Ended June 1, 2015
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RALLIBOX, INC. Notes to the Financial Statements
June 1, 2015
9
NOTE 1 - NATURE OF BUSINESS AND ORGANIZATION
RalliBox, Inc. (the Company) was organized on June 01, 2015 as a C-Corporation under the laws of the State of Utah. The Company is a wholly-owned subsidiary of Netherein Enterprises, LLC. The Company is a business whose planned operations are to serve a cooperative network of online retail merchants by providing and maintaining an e-commerce website for retail products. The Company is in the process of raising additional equity capital to support future operations.
The Company s activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company s current technology before another company develops similar technology or offers similar services.
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES This summary of significant accounting policies of the Company is presented to assist in understanding the Company s financial statements. The financial statements and notes are a representation of the Company s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting policies
generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.
a. Accounting Method
The financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.
b. Cash and Cash Equivalents
The Company considers all cash accounts and highly liquid investments with maturities of three months or less when purchased to be cash equivalents for the purposes of the statement of cash flows.
c. Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Key estimates made by management in the accompanying financial statements include, among others, the collectability and
valuation of the Company s stock subscriptions receivable. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.
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RALLIBOX, INC. Notes to the Financial Statements
June 1, 2015
10
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) d. Revenue Recognition The Company plans to generate revenue from commissions earned from sales
generated from their website. The Company will recognize this revenue at the point of sale for all online sales based on a fixed commission rate agreed-upon by the licensee of the commission-bearing products. e. Income Taxes
The Company has adopted the provisions of Accounting Standards Codification
740, Income Taxes (ASC 740). ASC 740 requires a company to determine whether it is
more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the
financial statements. The Company will perform a review of its material tax positions in accordance with and measurement standards established by ASC 740. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit
carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
f. Advertising and Marketing
The Company expenses the cost of advertising and marketing as incurred.
g. Research and Development
The Company expenses research and development costs as incurred.
NOTE 3 - RELATED PARTY TRANSACTIONS
At June 1, 2015, the Company had $240,000 of uncollected stock subscriptions receivable owed from a related party which are reported as a reduction of stockholders equity. The stock subscriptions receivable are collateralized by the stock issued and are expected to be collected during 2015.
Also on June 1, 2015, the Company entered into a software license agreement whereby the Company agreed to license software from a related company. Under the
terms of the agreement, the Company is required to pay monthly fees equal to the
greater of 15% of gross revenue generated by the license or $50,000.
The Company also has recorded $70 in accounts payable owed to this related company at June 01, 2015 for organizational related costs. - 17 -
RALLIBOX, INC. Notes to the Financial Statements
June 1, 2015
11
NOTE 4 -SUBSEQUENT EVENTS
The Company has evaluated subsequent events through August 21, 2015, the date which the financial statements were available to be issued, and noted no material subsequent events that would require adjustment to or disclosure in these financial statements other than those noted below.
Effective July 1, 2015, the Company entered into a management services agreement with a related company whereby the Company has agreed to make monthly
management fee payments based on 3% of monthly gross revenues or $35,000, whichever is greater.
- 18 -
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INDEX OF EXHIBITS
Exhibit A: Articles of Incorporation page 20
Exhibit B: Amendment to Articles of Incorporation page 22
Exhibit C: Bylaws page 23
Exhibit D: Subscription Agreement page 27
Exhibit E: Software Service Agreement page 31
Exhibit F: Management Agreement page 35
Exhibit G: Testing the Waters Materials page 38
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Services Agreement
Exhibit A: Articles of Incorporation
- 20 -
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Exhibit B: Amendment to Articles of Incorporation
- 22 -
BYLAWS
OF
RALLIBOX, INC.
ARTICLE I
SHAREHOLDERS
Section 1. Annual Meeting. An annual meeting shall be held once each calendar year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.
The annual meeting shall be held at the time and place designated by the
Board of Directors from time to
time.
Section 2. Special Meetings. Special meetings of the shareholders may be requested by the President, the
Board of Directors, or the holders of a majority of the outstanding voting shares.
Section 3. Notice. Written or electronically transmitted notice of all shareholder meetings, whether regular or special meetings, shall be provided under this section or as otherwise required by law. The
Notice shall state the place, date, and hour of meeting, and if for a special meeting, the purpose of the meeting. Such notice shall be mailed or electronically transmitted to all shareholders of record at the address shown on the corporate books, at least 10 days prior to the meeting. Such notice shall be deemed effective when deposited in ordinary U.S. mail, properly addressed, with postage prepaid; or when
transmitted electronically.
Section 4. Place of Meeting. Shareholders` meetings shall be held at the corporations principal place of business unless otherwise stated in the notice. If deemed to be appropriate or advantageous by the Board
of Directors, meetings may be held using web-based conferencing tools. If notice is given of a meeting
using web-based conferencing tools, and if a shareholder is unable to access such a meeting; the Board of
Directors shall inform the shareholder of a physical location where participation will be facilitated, upon request from the shareholder.
Section 5. Quorum. A majority of the outstanding voting shares, whether represented in person or by proxy, shall constitute a quorum at a shareholders` meeting. In the absence of a quorum, a majority of the
represented shares may adjourn the meeting to another time without further notice. If a quorum is represented at an adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally scheduled. The shareholders present at a meeting represented by a quorum may continue to transact business until adjournment, even if the withdrawal of some shareholders results in representation of less than a quorum.
Section 6. Informal Action. Any action required to be taken, or which may be taken, at a shareholders meeting, may be taken without a meeting and without prior notice if a consent in writing, setting forth the
action so taken, is signed by the shareholders who own all of the shares entitled to vote with respect to the subject matter of the vote.
Exhibit C: Bylaws
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ARTICLE II
DIRECTORS
Section 1. Number of Directors. The corporation shall be managed by a Board of Directors consisting of
3 director(s).
Section 2. Election and Term of Office. The directors shall be elected at the annual shareholders`
meeting. Each director shall serve a term of 1 year year(s), or until a successor has been elected and qualified.
Section 3. Quorum. A majority of directors shall constitute a quorum.
Section 4. Adverse Interest. In the determination of a quorum of the directors, or in voting, the disclosed adverse interest of a director shall not disqualify the director or invalidate his or her vote.
Section 5. Regular Meeting. An annual meeting shall be held, without notice, immediately following and at the same place as the annual meeting of the shareholders. The Board of Directors may provide, by resolution, for additional regular meetings without notice other than the notice provided by the resolution.
Section 6. Special Meeting. Special meetings may be requested by the President, Vice-President,
Secretary, or any two directors by providing five days written notice by ordinary United States mail, effective when mailed. Minutes of the meeting shall be sent to the Board of Directors within two weeks after the meeting.
Section 7. Procedures. The vote of a majority of the directors present at a properly called meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is
required by law or by these by-laws for a particular resolution. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be
presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting. The Board shall keep written minutes of its proceedings in its permanent records.
Section 8. Informal Action. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors or of a committee of directors, may be taken without a
meeting if a consent in writing setting forth the action so taken, is signed by all of the directors or all of
the members of the committee of directors, as the case may be.
Section 9. Removal / Vacancies. A director shall be subject to removal, with or without cause, at a meeting of the shareholders called for that purpose. Any vacancy that occurs on the Board of Directors, whether by death, resignation, removal or any other cause, may be filled by the remaining directors. A
director elected to fill a vacancy shall serve the remaining term of his or her predecessor, or until a
successor has been elected and qualified.
Section 10. Committees. To the extent permitted by law, the Board of Directors may appoint from its members a committee or committees, temporary or permanent, and designate the duties, powers and authorities of such committees.
- 24 -
ARTICLE III
OFFICERS
Section 1. Number of Officers. The officers of the corporation shall be a President, one or more Vice-
Presidents (as determined by the Board of Directors), a Treasurer, and a Secretary. The Offices of
Treasurer and Secretary may be held by the same individual.
a. President/Chairman. The President shall be the chief executive officer and shall preside at all
meetings of the Board of Directors and its Executive Committee, if such a committee is created by the Board.
b. Vice President. The Vice President shall perform the duties of the President in the absence of the President and shall assist that office in the discharge of its leadership duties.
c. Secretary. The Secretary shall give notice of all meetings of the Board of Directors and
Executive Committee, if any, shall keep an accurate list of the directors, and shall have the
authority to certify any records, or copies of records, as the official records of the organization.
The Secretary shall maintain the minutes of the Board of Directors meetings and all committee
meetings.
d. Treasurer/CFO. The Treasurer shall be responsible for conducting the financial affairs of the organization as directed and authorized by the Board of Directors and Executive
 Committee, if
any, and shall make reports of the organizations finances as required, but no less often than at each meeting of the Board of Directors and Executive Committee.
Section 2. Election and Term of Office. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors, immediately following the annual meeting of the
shareholders. Each officer shall serve a one year term or until a successor has been elected and qualified.
Section 3. Removal or Vacancy. The Board of Directors shall have the power to remove an officer or agent of the corporation. Any vacancy that occurs for any reason may be filled by the Board of Directors.
ARTICLE IV
CORPORATE SEAL, EXECUTION OF INSTRUMENTS
The corporation shall not have a corporate seal. All instruments that are executed on behalf of the corporation which are acknowledged and which affect an interest in real estate shall be executed by the
President or any Vice-President and the Secretary or Treasurer. All other instruments executed by the corporation, including a release of mortgage or lien, may be executed by the President or any Vice-
President. Notwithstanding the preceding provisions of this section, any written instrument may be
executed by any officer(s) or agent(s) that are specifically designated by resolution of the Board of
Directors.
ARTICLE V
AMENDMENT TO BYLAWS
The bylaws may be amended, altered, or repealed by the Board of Directors or the shareholders by a
majority of a quorum vote at any regular or special meeting; provided however, that the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by
the Board of Directors.
- 25 -
ARTICLE VI
STOCK CERTIFICATES
The corporation may issue shares of the corporations stock without certificates. Within a reasonable time
after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information that is required by law to be on the certificates. Upon written request to the corporate secretary by a holder of such shares, the secretary shall provide a certificate in the form prescribed by the directors.
ARTICLE VII
DISSOLUTION
The organization may be dissolved only with authorization of its Board of Directors given at a special meeting called for that purpose, and with the subsequent approval by no less than two thirds (2/3) vote of the members.
Certification
Kyle Mercer, Secretary of ralliBox, Inc. hereby certifies that the foregoing is a true and correct copy of
the bylaws of the above-named corporation, duly adopted by the initial Board of Directors on June 01,
2015.
_________________________________
Kyle Mercer, Secretary
- 26 -
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (the Agreement) is made and entered into this June 01, 2015 (the Effective Date) by and between ralliBox, Inc., located at 547 22ND
ST, OGDEN, Utah 84403 (the Company) and Netherin Enterprises, LLC, located at
547 22ND ST, OGDEN, Utah 84403 (the Subscriber).
RECITALS
WHEREAS the Subscriber wishes to subscribe for 12,000,000 shares (the Shares)
 of
the capital stock of ralliBox, Inc. at the subscription price of $0.50 Dollars per share.
WHEREAS the Subscriber hereby acknowledges that the Company is relying upon the accuracy and completeness of the representations in this Agreement in complying with its
obligations under applicable federal and state securities laws.
WHEREAS it is the intention of the parties to the Agreement that this subscription will be made pursuant to appropriate exemptions (the Exemption) from the registration and prospectus or equivalent requirements of all rules, policies, notices, orders, and legislation of any kind (collectively the Securities Rules) of all jurisdictions applicable to this subscription;
NOW THEREFORE, for the reasons set forth above, and in consideration of the foregoing and of the mutual promises and covenants of the Company and Subscriber contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Subscriber agree as follows:
I. REPRESENTATIONS AND WARRANTIES
The Subscriber represents and warrants to the Company, and acknowledges that the
Company is relying on these representations and warranties to, among other things, ensure that it is complying with all of the applicable Securities Rules, that:

i. The Subscriber is aware of the degree of risk associated with the purchase of
the Shares of the Company;
ii. The Subscriber is fully aware and understands that at any time the Company may operate at a loss rather than a profit, and may do so for an unforeseeable amount of time;
iii. The Subscriber has the financial means to meet all of the obligations contemplated herein;
iv. The Subscriber has read and fully understands the terms, conditions and effect
of this Agreement, and all other documents in connection therewith;
02
Exhibit D: Subscription Agreement
- 27 -
v. The Subscriber hereby confirms that he/she has reviewed or had the opportunity to review, all documents, records, and books pertaining to the investment in the Company;
vi. The Subscriber has in depth knowledge and experience in financial and business matters pertaining to the subject matter contained in this Agreement and is capable of evaluation the risks of any investment in the Company;
vii. The offer to sell Shares was communicated to the Subscriber by the Company in such a manner that the Subscriber was able to ask questions of and receive answers from the Company concerning the terms and conditions of this transaction and that at no time was Subscriber presented with or solicited by any brochure, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of advertising or general solicitation;
viii. The Subscriber has determined that the purchase of the Shares is a suitable
investment;
ix. The Shares for which the Subscriber hereby subscribes are being acquired solely for the Subscribers own account, for investment purposes; and the Subscriber agrees that he/she will not sell or otherwise transfer the Shares unless the Shares are registered under the Act and qualified under applicable state securities laws or unless, in the opinion of the Company, and exemption from the registration requirements of the Act and such law is available;
x. The Subscriber has been advised to consult with the Subscribers own attorney regarding legal matters concerning an investment in the Company and has done so to the extent the Subscriber deems necessary.
II. INDEMNIFICATION
The Subscriber hereby agrees to indemnify and hold harmless the Company and any of
its officers, directors, shareholders, employees, agents or affiliates (collectively the
Indemnified Parties and individually an Indemnified Party) who was or is a party or
is threatened to be made a party to any threatened, pending or completed action, suit or
proceeding, whether civil, criminal, administrative or investigative, against losses, liabilities and expenses of each Indemnified Party (including attorneys fees, judgments, fines and amounts paid in settlement, payable as incurred) incurred by such person or entity in connection with such action, arbitration, suit or proceeding, by reason of or arising from (i) any misrepresentation or misstatement of facts or omission to represent or state facts made by the Subscriber, including, without limitation, the information in this
Agreement, or (ii) litigation or other proceeding brought by the Subscriber against one or more Indemnified Party in which the Indemnified Party is the prevailing party.
- 28 -
III. PURCHASE BY AN ENTITY
The Subscriber is an entity (the Entity) and the person authorized to sign on behalf of
such Entity is a duly appointed agent or representative of the Entity and hereby warrants,
that:
i. Such Entity is an existing entity, and has not been organized or reorganized for the purpose of making this investment;
ii. The Entity is in good standing in the applicable jurisdiction and that the Subscriber has the authority to execute this Agreement and any other documents in connection with investment in the Shares on the Entitys behalf;
iii. The Entity has the power, right, and authority to invest in the Shares and enter into transactions contemplated herein, and the investment is suitable and appropriate for the Entity and its shareholders and beneficiaries;
iv. Any and all documents entered into and executed by the entity in connection with the Company are valid and binding documents of the Entity enforceable in accordance with their terms.
IV. MISCELLANEOUS
i. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return
receipt requested, postage prepaid, to the Company at its registered head office
address and to the undersigned set forth on the signature page hereof; or by electronic communication.
ii. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah and, to the extent it involves any United States statute, in accordance with the laws of the United States.
iii. This Agreement constitutes the entire agreement between the Company and the
Subscriber with respect to the subject matter hereof and supersedes any prior
 or
contemporaneous understanding, representations, warranties or agreements, whether oral or written.
- 29 -
IN WITNESS WHEREOF, the parties have caused this Subscription Agreement dated June 01, 2015 between ralliBox, Inc. and Netherin Enterprises, LLC to be executed as of
June 01, 2015
By: _____________________________
Signature of Subscriber
David Kneusel, Managing Member
Netherin Enterprises, LLC
By: _____________________________
Signature of Company
David Kneusel, President
ralliBox, Inc.
- 30 -
SERVICE AGREEMENT
This Contract for Services is made effective as of June 01, 2015, by and between ralliBox, Inc.
(ralliBox) of 547 22ND ST, OGDEN, Utah 84403, and Netherin Enterprises, LLC
 (Netherin) of 547
22ND ST, OGDEN, Utah 84403.
1. DESCRIPTION OF SERVICES. Beginning on June 01, 2015, Netherin will provide to ralliBox the
services described in the attached Exhibit (collectively, the Services).
2. PAYMENT. Payment shall be made to Netherin Enterprises, LLC, OGDEN, Utah 84403. ralliBox agrees to pay Netherin as follows:
15% of gross revenue generated by access to the Co-commerce Platform, calculated on a monthly basis,
or $50,000, whichever is greater, due and payable 10 days after the end of each month.
ralliBox shall pay all costs of collection, including without limitation, reasonable attorney fees. In addition to any other right or remedy provided by law, if ralliBox fails to pay for the Services when due,
Netherin has the option to treat such failure to pay as a material breach of this Contract, and may cancel this Contract and/or seek legal remedies.
3. TERM. This Contract may be terminated by either party upon 10 days prior written notice to the other party. An email notice by one party will suffice.
4. WORK PRODUCT OWNERSHIP. Any copyrightable works, ideas, discoveries, inventions, patents, products, or other information (collectively the Work Product) developed in whole or in part by
Netherin in connection with the Services will be the exclusive property of Netherin. Upon request,
ralliBox will execute all documents necessary to confirm or perfect the exclusive ownership of Netherin to the Work Product.
5. DEFAULT. The occurrence of any of the following shall constitute a material default under this
Contract:
a. The failure to make a required payment when due.
b. The insolvency or bankruptcy of either party.
c. The subjection of any of either partys property to any levy, seizure, general assignment for the
benefit of creditors, application or sale for or by any creditor or government agency.
d. The failure to make available or deliver the Services in the time and manner provided for in this contract.
6. REMEDIES. In addition to any and all other rights a party may have available according to law, if a party defaults by failing to substantially perform any provision, term or condition of this Contract
(including without limitation the failure to make a monetary payment when due), the other party may
terminate the Contract by providing written notice to the defaulting party.
This notice shall describe with
sufficient detail the nature of the default. The party receiving such notice shall have 10 days from the
Exhibit E: Software Service Agreement
- 31 -
effective date of such notice to cure the default(s). Unless waived in writing by a party providing notice,
the failure to cure the default(s) within such time period shall result in the automatic termination of this
Contract.
7. FORCE MAJEURE. If performance of this Contract or any obligation under this Contract is prevented, restricted, or interfered with by causes beyond either partys reasonable control (Force
Majeure), and if the party unable to carry out its obligations gives the other party prompt written notice
of such event, then the obligations of the party invoking this provision shall be suspended to the extent
necessary by such event. The term Force Majeure shall include, without limitation, acts of God, fire, explosion, vandalism, storm or other similar occurrence, orders or acts of military or civil authority, or by national emergencies, insurrections, riots, or wars, or strikes, lock-outs, work stoppages. The excused
party shall use reasonable efforts under the circumstances to avoid or remove such causes of nonperformance
and shall proceed to perform with reasonable dispatch whenever such causes are removed or
ceased. An act or omission shall be deemed within the reasonable control of a party if committed, omitted, or caused by such party, or its employees, officers, agents, or affiliates.
8. ENTIRE AGREEMENT. This Contract contains the entire agreement of the parties, and there are no other promises or conditions in any other agreement whether oral or written concerning the subject matter of this Contract. This Contract supersedes any prior written or oral agreements between the parties.
9. SEVERABILITY. If any provision of this Contract will be held to be invalid or unenforceable for any
reason, the remaining provisions will continue to be valid and enforceable.
If a court finds that any
provision of this Contract is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.
10. AMENDMENT. This Contract may be modified or amended in writing by mutual agreement between the parties, if the writing is signed by the party obligated under the amendment.
11. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of
Utah.
12. NOTICE. Any notice or communication required or permitted under this Contract shall be sufficiently given if delivered in person or by certified mail, return receipt requested, to the address set
forth in the opening paragraph or to such other address as one party may have furnished to the other in
writing, or by electronic transmission.
13. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Contract shall not be construed as a waiver or limitation of that partys right to subsequently enforce
and compel strict compliance with every provision of this Contract.
14. ATTORNEYS FEES TO PREVAILING PARTY. In any action arising hereunder or any separate action pertaining to the validity of this Agreement, the prevailing party shall be awarded reasonable
attorneys fees and costs, both in the trial court and on appeal.
- 32 -
15. CONSTRUCTION AND INTERPRETATION. The rule requiring construction or interpretation against the drafter is waived. The document shall be deemed as if it were drafted by both parties in a mutual effort.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly
authorized representatives as of the date first above written. David Kneusel, President for ralliBox, Inc., and David Kneusel, Manager for Netherin Enterprises, LLC, effective as of the date first above written.
Service Recipient:
ralliBox, Inc.
By: ________________________________________
David Kneusel
Service Provider:
Netherin Enterprises, LLC
By: ________________________________________
David Kneusel
- 33 -
EXHIBIT
Description of Services
Developing, maintaining, customizing, hosting and providing internet access to a Co-commerce
Platform.
1) ralliBox clients (merchants) shall have the ability to create e-commerce websites facilitating ecommerce retail transactions.
2) Merchants shall have the ability to list and upload their various inventory items, such that they will be available to other merchants (using the co-commerce platform) to feature on their e-commerce
websites.
3) Merchants shall have the ability to feature inventory items owned by other merchants on their ecommerce websites.
4) The Co-commerce platform shall enable rallibox to provide administrative services to its clients, including but not limited to:
a) The calculation of purchase prices, sales tax, handling and processing fees, shipping charges, and any other appropriate fees for retail transactions.
b) The collection of proceeds from retail transactions (credit/debit card payments).
c) Shipping instructions for the inventory owners.
d) The remittance of shipping fees to the inventory owners.
e) The calculation and remittance of sales tax fees to the selling merchants.
f) The calculation and remittance of the share of profits due to the inventory owners and the selling merchants.
g) The calculation and remittance of the cost of inventory items to the inventory owners.
h) The calculation and transfer of fees due to ralliBox.
i) Providing sales tax reports to merchants.
j) The resolution of disputed retail transactions.
5) The co-commerce platform, including all the various retail e-commerce websites shall be hosted and maintained by Netherin.
6) ralliBox shall have access to online administrative tools.
- 34 -
Management Services Agreement
This Agreement is made effective as of July 01, 2015, by and between ralliBox,
 Inc., of 547 22nd ST, OGDEN, Utah 84403, and Netherin Enterprises, LLC, of
547 22 nd ST, OGDEN, Utah 84403.
In this Agreement, the party who is contracting to receive services shall be referred to as ralliBox, and the party who will be providing the services shall be referred to as Netherin.
Netherin has a background in business management and software development and is willing to provide services to ralliBox based on this background.
RalliBox desires to have services provided by Netherin.
Therefore, the parties agree as follows:
DESCRIPTION OF SERVICES. Beginning on July 01, 2015, Netherin will provide the following management services (collectively, the Services):
a. Conduct all necessary and normal business management functions including, but not limited to: Business Administration, Finance and Accounting, Marketing
 and Promotion, Customer Service, Operations and Strategic Planning
b. Propose, plan, and execute special marketing campaigns for ralliBox brand development, products, and services.
Netherin agrees to devote its best effort to the performance of its management services. The parties further agree Netherin will perform such other services as agreed upon by the parties from time to time.
PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by Netherin shall be determined by Netherin.
 RalliBox will rely on Netherin to work as many hours as may be reasonably necessary to fulfill Netherins obligations under this Agreement.
MANAGEMENT FEE PAYMENTS. For conducting and managing the normal and necessary business functions (Item a in Description of Services), ralliBox will make monthly management fee payments to Netherin based on 3% of the monthly revenues, or $35,000, whichever is greater. For the purposes of this Agreement, revenues means total revenues earned by ralliBox
Payment Schedule. The management fee payments shall be payable monthly, no later than the tenth day of the following month. Exhibit F: Management Services

 Agreement
- 35 -
MARKETING FEE PAYMENTS. For managing and conducting special marketing and promotional campaigns (Item b in Description of Services), ralliBox will make periodic marketing fee payments. The amount and timing of these payments will be mutually agreed upon at the time when Netherin presents project proposals to ralliBox for approval.
NEW PROJECT APPROVAL. Netherin and ralliBox recognize that Netherins Services will include working on various projects for ralliBox. Netherin shall obtain the approval of ralliBox prior to the commencement of a new project. TERM/TERMINATION. This Agreement shall be effective for a period of 1 year and shall automatically renew for successive terms of the same duration, unless either party provides 30 days written notice to the other party prior to the termination of the applicable initial term or renewal term.
RELATIONSHIP OF PARTIES. It is understood by the parties that Netherin and all
 Netherin personnel are independent contractors with respect to ralliBox, and not employees of ralliBox. RalliBox will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of Netherin or Netherin personnel.
EMPLOYEES. Netherins employees, if any, who perform services for ralliBox under this Agreement shall also be bound by the provisions of this Agreement. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.
AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.
SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.
WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that partys right to subsequently enforce and compel strict compliance with every provision of this Agreement.
APPLICABLE LAW. This Agreement shall be governed by the laws of the State of
Utah.
SIGNATORIES. This Agreement shall be executed on the behalf of ralliBox, Inc. by David Kneusel, its President, and on behalf of Netherin Enterprises, LLC by David Kneusel, its Managing Member. - 36 -
Party receiving services:
ralliBox, Inc.
By: ____________________________________________________
David Kneusel President
Party providing services:
Netherin Enterprises, LLC
By: ____________________________________________________
David Kneusel Managing Member
- 37 -
- 9 -
Exhibit E: Testing the Waters Materials
The following appeared on the ralliBox website (http://rallibox.com/5-reasons-rallibox-is-thetool-
you-didnt-know-you-needed/).
The same information was also posted on the website: http://www.buzzfeed.com/doombunny/5-reasons-rallibox-is-the-tool-you-didnt-
know-you-1od8h
The hyperlink in the foregoing image links to: http://www.sec.gov/news/pressrelease/2015-49.html
All other Testing the Waters activities have consisted of verbal conversations with friends and
family.
- 38 -
Exhibit G: Testing the Waters Materials